Exhibit 99.1

Pacific Biosciences Appoints Kathy Ordoñez as Chief Commercial Officer

MENLO PARK, Calif., November 2, 2017 — Pacific Biosciences of California, Inc. (NASDAQ:PACB) announced today that Kathy Ordoñez has been named Chief Commercial Officer and Executive Vice President.

Ms. Ordoñez brings more than thirty years of experience in the life sciences and diagnostics industries, with senior roles at Hoffmann-La Roche, Celera, Quest Diagnostics and RainDance Technologies. At Roche, Kathy was responsible for the formation of Roche Molecular Systems, where she served as President and Chief Executive Officer for nine years and led the wide-scale commercial application of the polymerization chain reaction (PCR) technology to the research, diagnostic and forensic fields. At Celera, she oversaw the establishment of the company’s diagnostic sequencing business, which achieved a leadership position in Sanger sequencing for clinical diagnostic applications.

“I have worked with Kathy since the early days of PCR commercialization, and I am pleased that she has agreed to bring her substantial experience to our commercial endeavors,” said Michael Hunkapiller, Pacific Biosciences Chairman and CEO. “I am excited to continue to work with her to enhance our commercial capability as we expand our research market presence and begin development of our programs in the clinical market.”

As Chief Commercial Officer, Ms. Ordoñez will have senior responsibility for the Company’s sales, support, and marketing operations and remain a member of its Board of Directors. She will report to Chairman and CEO Michael Hunkapiller.

Kathy holds a Bachelor’s degree in chemistry/physics and a Doctorate of Science (Honorary) from Hartwick College in Oneonta, NY.

About Pacific Biosciences

Pacific Biosciences of California, Inc. (NASDAQ:PACB) offers sequencing systems to help scientists resolve genetically complex problems. Based on its novel Single Molecule, Real-Time (SMRT®) technology, Pacific Biosciences’ products enable: de novo genome assembly to finish genomes in order to more fully identify, annotate and decipher genomic structures; full-length transcript analysis to improve annotations in reference genomes, characterize alternatively spliced isoforms in important gene families, and find novel genes; targeted sequencing to more comprehensively characterize genetic variations; and real-time kinetic information for epigenome characterization. Pacific Biosciences’ technology provides high accuracy, ultra-long reads, uniform coverage, and is the only DNA sequencing technology that provides the ability to simultaneously detect epigenetic changes. PacBio® sequencing systems, including consumables and software, provide a simple, fast, end-to-end workflow for SMRT Sequencing. More information is available at www.pacb.com.

Forward-Looking Statements

All statements in this press release that are not historical are forward-looking statements, including, among other things, statements relating to future availability, uses, quality or performance of, or benefits of using, products or technologies, the company’s commercial capability or market presence, the suitability of the company’s products for particular applications or markets and other future events. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties, changes in circumstances and other factors that are, in some cases, beyond Pacific Biosciences’ control and could cause actual results to differ materially from the information expressed or implied by forward-looking statements made in this press release. Factors that could materially affect actual results can be found in Pacific Biosciences’ most recent filings with the Securities and Exchange Commission, including Pacific Biosciences’ most recent reports on Forms 8-K, 10-K and 10-Q, and include those listed under the caption “Risk Factors.”

Pacific Biosciences undertakes no obligation to revise or update information in this press release to reflect events or circumstances in the future, even if new information becomes available.

Contacts

Media:

Nicole Litchfield

415.793.6468

nicole@bioscribe.com

Investors:

Trevin Rard

650.521.8450

ir@pacificbiosciences.com